UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2014

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CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

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Maryland	001-35870	90-0947148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1233 O. G. Skinner Drive, West Point, Georgia 31833
(Address of principal executive offices) (Zip Code)

(706) 645-1391
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders of Charter Financial Corporation (the “Company”) was held on February 19, 2014.

(b)
There were 22,997,806 shares of common stock of the Company eligible to be voted at the Annual Meeting and 20,598,392 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.The election of directors.

	For	Withheld	Broker non-votes
Robert L. Johnson	13,905,897	1,390,433	6,598,647
David Z. Cauble, III	14,677,026	619,403	6,598,647
David L. Strobel	12,709,105	2,587,225	6,598,647

2.The ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.

For	Against	Abstain	Broker non-votes
21,709,926	145,771	39,280	—

3.An advisory non-binding resolution with respect to executive compensation matters as described in the Proxy Statement.

For	Against	Abstain	Broker non-votes
14,873,156	358,226	64,947	6,598,648

4.An advisory non-binding vote on how frequency advisory votes on executive compensation should be held every:

One Year	Two Year	Three Year	Abstain	Broker non-votes
13,738,195	333,946	1,104,464	119,724	6,598,648

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION
(Registrant)

Date:	February 20, 2014	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Senior Vice President and Chief Financial Officer